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                     AMENDMENT NO. 1 TO PUT/CALL AGREEMENT

     This Amendment No. 1 to Put/Call Agreement (this "AMENDMENT") is dated as of September 4, 1998, by and between Mercury Exploration Company, a Texas corporation ("MERCURY"), Trust Company of the West, in the capacity set forth on the signature page hereto ("TCW"), and amends that certain Put/Call Agreement dated as of April 9, 1998 between Mercury and TCW (the "PUT/CALL AGREEMENT"; capitalized words used herein and not otherwise defined shall have the meaning ascribed to them in the Put/Call Agreement).

     As a condition to TCW's entering into that certain Consent and Voting Agreement dated the date hereof concerning the merger (the "MSR-QRI MERGER") of MSR with and into QRI pursuant to that certain Agreement and Plan of Reorganization dated the date hereof between QRI and MSR (the "MSR-QRI MERGER AGREEMENT"), the parties hereto hereby agree as follows:

     1.   The following is added as a new Section 1.1A immediately following
Section 1.1 of the Put/Call Agreement:

          "Section 1.1A. PUT RIGHT OF TCW--DARDEN WARRANTS. If any of the Darden Warrants (as defined below) are exercised, redeemed, sold, exchanged, or otherwise transferred for value or converted into other securities of any entity (other than such adjustments required under the terms of such Darden Warrants in connection with reorganizations, consolidations or mergers, including the MSR-QRI Merger pursuant to the MSR-QRI Merger Agreement) at any time during which TCW or any of its affiliates owns any of the Shares, then TCW and any such affiliate shall automatically have the right, exercisable at its option for up to 180 days after TCW receives written notice from a member of the Darden Group that such event has occurred (with a specific reference to this Section 1.1A of the Put/Call Agreement) (the "OPTION PERIOD"), to sell to Mercury, and Mercury shall be obligated to purchase and pay for, all of the Shares then owned by TCW and any affiliate thereof for the Darden Warrant Put Price (as defined below). TCW shall exercise the put option set forth in this paragraph by delivering a written notice of such exercise to Mercury within the Option Period at the address set forth below. Notwithstanding the foregoing, this paragraph does not apply to the exercise of Darden Warrants by Mercury to purchase up to an aggregate of (i) prior to the consummation of the MSR-QRI Merger, 1,000,000 shares of MSR common stock or (ii) following and giving effect to the consummation of the MSR-QRI Merger, 100,000 shares of QRI common stock, in each case as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions (other than any such transaction effected prior to the consummation of the MSR-QRI Merger) solely for the purpose of delivering such shares of MSR common stock or QRI common stock to employees, independent consultants or directors of Mercury upon the exercise of options granted to such persons; provided that not more than 10% of such shares referenced in (i) and (ii) shall be beneficially owned in the aggregate by members of the Darden Group or any affiliate or family member thereof. Notwithstanding Section 1.6(f) below, this Section 1.1A shall not be assigned by TCW or any of its affiliates to persons other than TCW and its affiliates. In the event that the MSR-QRI Merger Agreement is terminated without the consummation of the MSR-QRI Merger, this Section 1.1A shall be null and void and without any force or effect as of the date of such termination."

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          For purposes hereof, "DARDEN WARRANTS" shall mean the Common Stock
     Warrants issued by Mercury Montana, Inc. (now known as MSR) to Mercury, Frank Darden, Thomas F. Darden, Glenn M. Darden and Anne Darden Self (collectively, the "DARDEN GROUP"), each dated March 7, 1997 and each having an exercise price per share of $1.25, as the same may be amended from time to time (the "DARDEN WARRANTS").

          For purposes hereof, "DARDEN WARRANT PUT PRICE" shall mean the amount that would be payable by Mercury to TCW and its affiliates for the number of shares sold to Mercury under this Section 1.1A if Mercury had exercised its Call Right and purchased that number of Shares pursuant to Section 1.3 below on the date such sale closes.

          2. Section 1.3 of the Put/Call Agreement is hereby amended in its entirety to read as follows:

          "Section 1.3 CALL RIGHT OF MERCURY. During the period commencing on the date hereof and ending on and including the earlier of (a) the sixth anniversary of the closing date of the MSR Merger, or (b) December 31, 2005 so long as there shall not be outstanding any uncured breach by Mercury or any affiliate of Mercury of any material obligation or duty to TCW under any Royalty Documents (as defined in the Reorganization Agreement), Mercury shall have the right, at its option, to purchase from TCW and pay for in cash, and TCW shall be obligated to sell to Mercury, all of the Shares, other than shares that have been sold by TCW or by its Affiliates in either case in an arms' length transaction, for the cash purchase price described below. In the event Mercury exercises the foregoing option at any time prior to October 9, 1999, the cash purchase price per share shall be an amount equal to the difference of (a) $1,057.69 (as adjusted to reflect an adjustment to the number of Shares as provided in Section 1.5 below) minus
     (b) the quotient of (i) 50 % of the sum of (A) the amounts received by TCW, the Grantee under the Royalty Documents ("GRANTEE") or a Permitted Transferee (as defined below) (1) as proceeds of the overriding royalties granted and conveyed in the Royalty Conveyance (as defined below) during and with respect to the period from and after April 9, 1998 to the date of such purchase or (2) net cash sales proceeds received by TCW, Grantee or a Permitted Transferee (after deduction of all commissions and other costs of sale including transaction costs) from the sale of any of the overriding royalties granted and conveyed in the Royalty Conveyance prior to the date of such purchase plus (B) the amounts (the "PROJECTED ORR AMOUNT") projected to be received by TCW, Grantee or a Permitted Transferee as proceeds of the overriding royalties granted and conveyed in the Royalty Conveyance during the period from the date of such purchase to October 9, 1999 which Projected ORR Amount shall be determined by the mutual agreement of Mercury and TCW or, if such parties are unable to agree, by the independent engineer preparing the latest annual engineering report covering the properties burdened by the Royalty Conveyance pursuant to the Stockholders Agreement (as defined in the Reorganization Agreement) using the same assumptions and parameters as used in such annual engineering report, divided by (ii) 13,000 (as adjusted to reflect an adjustment to the number of Shares as provided in Section 1.5 below) (the "PRE-OCTOBER 1999 PRICE"). In the event that Mercury and TCW shall be unable to agree on the Projected ORR Amount or the independent engineer is unable to determine such amount by the date of the scheduled closing of the exercise of such purchase option by Mercury, such purchase shall nevertheless close on the scheduled closing date using as

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     the Projected ORR Amount for the purpose of calculating the amount payable at closing the amount estimated by TCW in good faith to be the Projected ORR Amount and there shall be a cash adjustment between the parties as appropriate within three (3) business days of the final determination of the Projected ORR Amount either by the mutual agreement of Mercury and TCW or, if such parties are unable to agree, by the independent engineer. In the event Mercury exercises the purchase option described herein at any time on or after October 9, 1999, the cash purchase price shall be equal to that amount necessary to cause TCW to receive on the date of purchase a nominal 25% cash-on-cash internal rate of return on $10,000,000 from April 9, 1998 to the date of receipt of such cash payment. A nominal cash-on-cash internal rate of return shall be deemed to have been received on such amount when the aggregate of the net present values as of April 9, 1998 of Cash Proceeds (as defined below) actually received after April 9, 1998 by TCW or Grantee is equal to or greater than $10,000,000. In calculating such net present values, Cash Proceeds received shall be discounted quarterly using the discount factors set forth on Schedule 1 hereto. As used herein, Cash Proceeds shall include (1) all dividends and distributions received by TCW with respect to the Shares, (2) the net cash sales proceeds received by TCW or its Affiliates (after deduction of all commissions and other costs of sale including transaction costs) from the sale of any Shares to a party in an arms' length sale and (3) 50% of all amounts received as (a) proceeds of the overriding royalties granted and conveyed in the Royalty Conveyance by TCW or Grantee under the Royalty Documents or any assignee thereof in a Permitted Transfer (as defined in the Stockholders Agreement) (a "PERMITTED TRANSFEREE") but not any other assignee thereof during and with respect to the period from and after April 9, 1998 to the date of purchase or (b) net cash sales proceeds received by TCW, Grantee or any Permitted Transferee (after deduction of all commissions and other costs of sale including transaction costs) from the sale of any of the overriding royalties granted and conveyed in the Royalty Conveyance. Mercury shall exercise the foregoing option by delivering a written notice of such exercise to TCW at the address set forth below. Any sale of any Shares by TCW or by its Affiliates in either case in an arms' length transaction shall result in such Shares that are sold no longer being subject to Mercury's right to purchase hereunder; PROVIDED, HOWEVER, that prior to any sale of Shares by TCW prior to October 9, 1999, TCW shall give Mercury written notice of TCW's intent to sell such Shares and Mercury shall have the right, at its option, for a period of 10 days after the date of such notice to purchase from TCW and pay for the Shares for a cash purchase price equal to the Pre-October 1999 Price. As used herein the term "Royalty Conveyance" shall mean the Royalty Conveyance as referred to and amended by the Amendment to Royalty Conveyance dated as of April 9, 1998.

     3. Section 1.5 of the Put/Call Agreement is hereby amended in its entirety to read as follows:

          "Section 1.5. ADJUSTMENTS OF SHARES. In the event that the Shares are exchanged for other securities of QRI or of a surviving entity resulting from a merger or other business combination involving QRI or any successor to QRI, then reference to the "Shares" herein shall refer to such other securities. In addition, if TCW or any of its affiliates should receive in respect of the Shares any additional shares issued pursuant to any stock split, stock dividend, recapitalization or similar transaction by QRI or any such surviving entity, then references herein to the "Shares" shall include such additional shares, and appropriate adjustment shall be made hereunder, including without limitation,

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     adjustment to any per share purchase price expressed herein, to reflect such stock split, stock dividend, recapitalization or similar transaction. If the number of Shares is reduced pursuant to any stock combination by QRI or such surviving entity, appropriate adjustment shall likewise be made to reflect such combination.

          If TCW or any of its affiliates should acquire any additional shares of QRI common stock other than pursuant to any such combination, split, reclassification or stock dividend or similar transaction regarding the Shares ("ADDITIONAL TCW SHARES") while any of such parties owns any of the Shares, then any subsequent sale, transfer or other disposition of shares of QRI common stock by TCW or any of its affiliates shall be treated, for purposes of this Put/Call Agreement, as a sale, transfer or other disposition of the Shares rather than Additional TCW Shares until TCW and its affiliates no longer own any of the Shares."

                    4.   The following is added as a new Section 1.7 after
Section 1.6 of the Put/Call Agreement:

          "Section 1.7. SPECIFIC PERFORMANCE. Upon default of a party's obligations hereunder to purchase and pay for any of the Shares when due, the non-defaulting party may notify the defaulting party that the non-defaulting party is holding the Shares for account of the defaulting party, whereupon the Shares will be deemed to have been tendered and delivered to, and accepted by, the defaulting party and the defaulting party shall thereupon become obligated to pay, and the non-defaulting party shall be entitled to proceed against the defaulting party for payment of, the aggregate purchase price as calculated hereunder. Each party agrees that the non-defaulting party is entitled to specific performance of the defaulting party's obligation to pay the aggregate purchase price and each party hereby waives, and agrees that it will not raise, any defense to such an action for specific performance of such party's obligation to purchase and pay for the Shares based upon any obligation of the non-defaulting party to mitigate damages or upon the non-defaulting party having an adequate remedy at law."

          5.   The following is added as Section 1.6(g) of the Put/Call
Agreement:

          (g) SURRENDER OF LETTER OF CREDIT. Within five (5) business days of Mercury providing written notice to TCW of the consummation of the MSR-QRI Merger, TCW shall surrender to Mercury that certain Irrevocable Standby Letter of Credit No. 950445, dated April 10, 1998 by NationsBank of Texas, N.A. (the "BANK") in favor of TCW for cancellation by the Bank and deliver to Mercury a cover letter from TCW addressed to the Bank and authorizing the cancellation of such letter of credit.

     6. Except as amended as set forth above the Put/Call Agreement shall remain in full force and effect.

     7. Mercury hereby represents and warrants to TCW that the Darden Warrants have been owned beneficially and of record by the Darden Group since they were originally issued and have not been amended, modified, exercised, exchanged or converted for value or for other securities since their original issuance date other than adjustments to account for (a) the merger of Mercury Montana, Inc. and MSR, (b) the Agreement Regarding Warrants between the Darden Group, Joint Energy Development Investment Limited Partnership and TCW dated the

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date hereof and (c) this Amendment.  Any breach of the foregoing representations and warranties shall be deemed an exercise of the Darden Warrants under Section 1.1A of the Put/Call Agreement, as amended hereby, entitling TCW to the option set forth in such Section 1.1A.

     8. This Amendment shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to the principles of conflicts of laws thereof and may be signed in any number of counterparts.

                           [SIGNATURE PAGE FOLLOWS]








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              [SIGNATURE PAGE TO AMENDMENT NO. 1 TO PUT/CALL AGREEMENT]

                    IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first written above.


                                 MERCURY EXPLORATION COMPANY


                                 By: /s/ Glenn Darden
                                    -------------------------------
                                      Glenn Darden
                                      Vice President


                                 TRUST COMPANY OF THE WEST, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 869-3062

                                 By:  TCW ASSET MANAGEMENT COMPANY, a
                                 California corporation, as Investment Manager under that certain Agreement, dated as of June 13, 1994, between TCW Asset Management Company and Morgan Stanley Group, Inc.



                                 By: /s/ Arthur R. Carlson
                                    -------------------------------
                                      Arthur R. Carlson
                                      Managing Director


                                 By: /s/ Marc MacAluso
                                    -------------------------------
                                      Marc MacAluso
                                      Senior Vice President




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